Exhibit 10.3

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT, dated this 23rd day of January, 2017 (this “Agreement”), is entered into by and among Leap Therapeutics Inc., a Delaware corporation, f/k/a Dekkun Corporation and HealthCare Pharmaceuticals, Inc. (the “Corporation”), and (i) those holders of Common Stock, par value $0.001 per share, of the Corporation (the “Common Stock”) listed on Schedule 1 hereto (collectively, the “Original Holders” and, each individually, an “Original Holder”) and (ii) those holders of Common Stock who become party to this Agreement pursuant to Section 10 hereof (collectively, the “Additional Holders” and, each individually, an “Additional Holder”).  Collectively, the Original Holders and the Additional Holders shall be referred to herein collectively as the “Holders”, and each individually shall be referred to as a “Holder”).

WITNESSETH:

WHEREAS, the Corporation and (i) HCV VIII (as defined below), (ii) HCV IX (as defined below), (iii) HCV Strategic (as defined below) and (iv) Eli Lilly and Company, an Indiana company (“Lilly”), entered into that certain Amended and Restated Shareholders’ Agreement as of December 10, 2015 (the “Shareholders’ Agreement”); and

WHEREAS, in connection with the consummation of the merger (the “Merger”) contemplated by that certain Agreement and Plan of Merger, dated as of August 29, 2016, by and among the Corporation, M-CO Merger Sub Ltd. and Macrocure Ltd., the parties to the Shareholders’ Agreement wish to terminate the Shareholders’ Agreement and enter into an agreement with certain additional holders of Common Stock, to be effective upon consummation of the Merger, in order to grant to the Holders registration rights subject to, and in accordance with, the terms and conditions set forth in this Agreement;

WHEREAS, the undersigned constitute the holders of the necessary shares of the Corporation’s capital stock needed to terminate the Shareholders’ Agreement pursuant to Section 12 thereof.

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and undertakings of the Corporation and the Holders, the parties hereto do hereby agree as follows:

SECTION 1.                            Definitions. As used herein, the following terms shall have the following respective meanings:

Additional Holder and Additional Holders shall have the meanings set forth in the Introduction hereto.

Agreement shall have the meaning set forth in the Introduction hereto.

Board shall mean the Board of Directors of the Corporation.

Certificate shall mean the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

Commission shall mean the U.S. Securities and Exchange Commission.

Common Stock shall have the meaning set forth in the Introduction hereto.

Corporation shall have the meaning set forth in the Introduction hereto.

Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

Excluded Forms shall have the meaning given such term in Section 2.2 hereof.

Group shall mean: (i) as to a Holder that is a limited partnership or corporation, any and all limited partnerships, limited liability companies, or corporations now existing or hereafter formed that are affiliated with or under common control with such Holder and any predecessor or successor thereto, (ii) in the case of HCV, the HCV Group, (iii) as to any limited partnership, to the limited partners of such partnership upon the dissolution thereof, (iv) as to any limited liability company, any of the members thereof, (v) as to any Holder, any other Holder, and (vi) as to any individual, such individual’s estate, heirs, executors and legal representatives.

HCV shall mean (i) HCV VIII, (ii) HCV IX and (iii) HCV Strategic.

HCV Group shall mean, (i) HCV VIII, (ii) HCV IX, (iii) HCV Strategic, (iv) any venture capital limited partnership now existing or hereafter formed which is affiliated with or under common control with one or more general partners of HCV VIII, HCV IX or HCV Strategic (each, an “HCV Fund”); (v) any limited partners or affiliates of HCV VIII, HCV IX, HCV Strategic or any other HCV Fund; and (vi) any successors or assigns of any of the foregoing.

HCV Strategic shall mean HealthCare Ventures Strategic Fund, L.P., a Delaware limited partnership, including any successor thereto or any assignee of the interest, in whole or in part, of HCV Strategic under this Agreement.

HCV VIII shall mean HealthCare Ventures VIII, L.P., a Delaware limited partnership, including any successor thereto or any assignee of the interest, in whole or in part, of HCV VIII under this Agreement.

HCV IX shall mean HealthCare Ventures IX, L.P., a Delaware limited partnership, including any successor thereto or any assignee of the interest, in whole or in part, of HCV IX under this Agreement.

Holder and Holders shall have the meanings set forth in the Introduction hereto.

Lilly shall have the meaning set forth in the Recitals hereto.

Original Holder and Original Holders shall have the meanings set forth in the Introduction.

Person shall mean any individual, partnership, corporation, group, trust or other legal entity.

Registrable Shares shall mean (i) any and all shares of Common Stock held by the Holders on the date of this Agreement or acquired by the Holders at any time after the date of this Agreement, (ii) any and all shares of Common Stock issued or issuable on the date of this Agreement or at any time and from time to time to time after the date of this Agreement upon conversion, exercise or exchange of any securities of the Corporation and (iii) any and all shares of Common Stock issued or issuable as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any shares of Common Stock or other securities of the Corporation referred to in either of the foregoing clauses (i) and (ii), including, without limitation, by way of stock splits, stock dividends, stock combinations, recapitalizations or like occurrences.  Notwithstanding the foregoing provisions of this definition, any shares of Common Stock that are Registrable Shares shall cease to be treated as Registrable Shares for all purposes of this Agreement if such shares of Common Stock are sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 2.9 hereof.

Securities Act shall mean the Securities Act of 1933, as amended.

Section 2.1 Suspension Period shall have the meaning set forth in Section 2.1 hereof.

Section 2.3 Suspension Period shall have the meaning set forth in Section 2.3 hereof.

Shareholders’ Agreement shall have the meaning set forth in the Introduction hereto.

Suspension Period shall have the meaning set forth in Section 2.1 hereof.

SECTION 2.                            Registration Rights.

2.1.                            Required Registration. At any time following the date hereof and prior to the effective date of the termination of this Section 2.1 in accordance with the provisions of Section 2.1(d) below, if the Corporation shall be requested by Holders who hold at least a majority of the aggregate voting power of the outstanding Registrable Shares held by the Holders (the “Requesting Holders”)to effect pursuant to this Section 2.1 the registration under the Securities Act of at least 30% of the outstanding Registrable Shares held by the Requesting Holders, then, if the anticipated aggregate offering price, as reasonably determined by the Board of Directors of the Corporation acting in good faith, of the number of Registrable Shares so requested to be registered by the Requesting Holders pursuant to this Section 2.1 would exceed $10,000,000, the Corporation shall promptly give written notice of such proposed registration to all of the other Holders, and thereupon the Corporation shall promptly use commercially reasonable efforts to effect the registration under the Securities Act of the Registrable Shares that the Corporation has been requested to register for disposition as described in the request of the Requesting Holders pursuant to this Section 2.1 and in any response received from any of the other Holders within 30 days after the giving of the written notice by the Corporation pursuant to this Section 2.1; provided, however, that the Corporation shall not be obligated to effect any registration under the Securities Act pursuant to this Section 2.1 except in accordance with the following provisions:

(a)                                 The Corporation shall not be obligated to file and cause to become effective more than two registration statements in which Registrable Shares are registered under the Securities Act pursuant to this Section 2.1, if all of the Registrable Shares offered pursuant to such registration statements are sold thereunder upon the price and terms offered.

(b)                                 Notwithstanding anything in this Section 2.1 to the contrary, if the Corporation shall furnish to the Holders who request registration pursuant to this Section 2.1 a certificate signed by the President or Chief Executive Officer of the Corporation stating that the Board has made the good faith determination (i) that use or continued use by the Holders of the registration statement filed by the Corporation pursuant to this Section 2.1 for purposes of effecting offers or sales of Registrable Shares pursuant hereto would require, under the Securities Act and the rules and regulations promulgated thereunder, premature disclosure in such registration statement (or the prospectus relating thereto) of material, nonpublic information concerning the Corporation, (ii) that such premature disclosure would be materially adverse to the Corporation, its business or prospects or any such proposed material transaction would make the successful consummation by the Corporation of any such material transaction significantly less likely, and (iii) that it is therefore essential to delay or suspend the use by the Holders of such registration statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registrable Shares pursuant thereto, then the right of the Holders to use such registration statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registrable Shares pursuant thereto shall be delayed and/or suspended for a period (the “Section 2.1 Suspension Period”) of not more than 90 days after delivery by the Corporation of the certificate referred to above in this Section 2.1(b). During the Section 2.1 Suspension Period, the Corporation shall not be obligated to file any registration statement pursuant to this Section 2.1 and/or the Holders shall not offer or sell any Registrable Shares pursuant to or in reliance upon such registration statement (or the prospectus relating thereto). The Corporation agrees that, as promptly as practicable after the consummation, abandonment or public disclosure of the event or transaction that caused the Corporation to delay or suspend the use of such registration statement (and the prospectus relating thereto), the Corporation will provide the Holders with revised prospectuses, if required, and will notify the Holders of their ability to effect offers or sales of Registrable Shares pursuant to or in reliance upon such registration statement. The Corporation shall not deliver a certificate causing a Section 2.1 Suspension Period more than twice in any twelve (12) month period; provided, however, that the Section 2.1 Suspension Period shall not exceed ninety (90) days in the aggregate in any twelve (12) month period.

(c)                                  Notwithstanding the foregoing, the Corporation may include in each such registration requested pursuant to this Section 2.1 any authorized but unissued shares of Common Stock (or authorized treasury shares) for sale by the Corporation or any issued and outstanding shares of Common Stock for sale by others; provided, however, that, if the number of shares of Common Stock so included pursuant to this clause (b) exceeds the number of Registrable Shares requested by the Holders requesting such registration, then such registration shall be deemed to be a registration in accordance with and pursuant to Section 2.2; and provided further, however, that the inclusion of such previously authorized but unissued shares by the Corporation or issued and outstanding shares of Common Stock by others in such registration does not adversely affect, in the sole opinion of the Holders requesting such registration, the ability of the Holders requesting such registration to market the entire number of Registrable Shares requested by them.

2.2.                            Piggyback Registration.

(a)                                 Subject to the provisions set forth in Section 2.2(e) below, each time that the Corporation proposes for any reason to register any of its securities under the Securities Act in connection with a public offering of such securities solely for cash, other than pursuant to a registration statement on Form S-4 or Form S-8 or similar or successor forms (collectively, “Excluded Forms”) and other than pursuant to Section 2.1 (excluding a registration enacted under this Section 2.2. pursuant to Section 2.1(c)) or Section 2.3 hereof, the Corporation shall promptly give written notice of such proposed registration to all Holders, which shall offer to each such Holder the right to request inclusion of any Registrable Shares held by any such Holder in the proposed registration.

(b)                                 Each Holder shall have 30 days from the receipt of such notice to deliver to the Corporation a written request specifying the number of Registrable Shares such Holder is requesting be included in the proposed registration.

(c)                                  Upon receipt of a written request pursuant to Section 2.2(b), the Corporation shall promptly use commercially reasonable efforts to cause all such Registrable Shares identified in such written request to be included in the proposed registration, subject to the provisions set forth in Section 2.2(d) below.

(d)                                 Notwithstanding the foregoing, if any such proposed registration is an underwritten public offering and the managing underwriter of any such proposed registration determines and advises in writing that the inclusion of all Registrable Shares proposed to be included in the underwritten public offering, together with any other issued and outstanding shares of Common Stock proposed to be included therein by holders other than the holders of Registrable Shares (such other shares hereinafter collectively referred to as the “Other Shares”), would interfere with the successful marketing of the Corporation’s securities, then the total number of such securities proposed to be included in such underwritten public offering shall be reduced, (i) first, if necessary, by the Other Shares requested to be included in such registration by the holders thereof but only if and to the extent that such request with respect to such Other Shares by the holders thereof is not pursuant to the exercise by such holders of demand registration rights granted by the Corporation to such holders, and (ii) second, if necessary, by the Registrable Shares to be included in such registration by the Holders, on a pro rata basis, based upon the number of Registrable Shares sought to be registered by each such Holder.

(e)                                  Notwithstanding anything express or implied in any of the foregoing provisions of this Section 2.2 to the contrary: (1) the Corporation shall not have any obligation under this Section 2.2 with respect to any Holder or the Registrable Shares of any Holder in connection with any proposed registration by the Corporation of any of its securities under the Securities Act at any time or from time to time prior to the fifth (5th) anniversary of the date of this Agreement if, at the time of such proposed registration by the Corporation, (x) Rule 144 promulgated under the Securities Act (or another similar exemption under the

Securities Act) is available for the sale of all of such Holder’s Registrable Shares without limitation during a three-month period without registration under the Securities Act and (y) none of the Registrable Shares of such Holder were purchased or otherwise acquired by such Holder directly from the Corporation; and (2) the Corporation shall not have any obligation under this Section 2.2 with respect to any Holder or the Registrable Shares of any Holder in connection with any proposed registration by the Corporation of any of its securities under the Securities Act at any time or from time to time from and after the fifth (5th) anniversary of the date of this Agreement if, at the time of such proposed registration by the Corporation, Rule 144 promulgated under the Securities Act (or another similar exemption under the Securities Act) is available for the sale of all of such Holder’s Registrable Shares without limitation during a three-month period without registration under the Securities Act.

2.3.                            Registrations on Form S-3. Subject to, and upon, the terms and conditions set forth in this Section 2.3, the Requesting Holders shall have the right to request an unlimited number of registrations on Form S-3 (or any successor form promulgated under the Securities Act).  In the event that the Corporation qualifies and is eligible to use Form S-3 (or any successor form promulgated under the Securities Act) for purposes of registering Registrable Shares under the Securities Act and that the Corporation is requested by the Requesting Holders to effect pursuant to this Section 2.3 the registration under the Securities Act of at least 10% of the outstanding Registrable Shares held by the Requesting Holders, then, if the anticipated aggregate offering price, as reasonably determined by the Board of Directors of the Corporation acting in good faith, of the number of Registrable Shares so requested to be registered by the Requesting Holders pursuant to this Section 2.3 would exceed $5,000,000, the Corporation shall promptly give written notice of such proposed registration to all of the other Holders, and thereupon the Corporation shall promptly use commercially reasonable efforts to effect the registration under the Securities Act pursuant to Form S-3 (or any successor form promulgated under the Securities Act) of the Registrable Shares that the Corporation has been requested to register by the Requesting Holders pursuant to this Section 2.3 and in any response received from any of the other Holders within 30 days after the giving of the written notice by the Corporation pursuant to this Section 2.3; provided, however, that the Corporation shall not be obligated to effect any registration under the Securities Act pursuant to this Section 2.3 except in accordance with the following provisions:

(a)                                 The Corporation shall not be required to effect any registration pursuant to this Section 2.3 if any such registration is in connection with any underwritten offering or any proposed underwritten offering.

(b)                                 The Corporation shall not be required to effect more than two (2) registrations in any twelve-month period pursuant to this Section 2.3.

(c)                                  Notwithstanding anything in this Section 2.3 to the contrary, if the Corporation shall furnish to the Holders who request registration pursuant to this Section 2.3 a certificate signed by the President or Chief Executive Officer of the Corporation stating that the Board has made the good faith determination (i) that use or continued use by the Holders of the registration statement filed by the Corporation pursuant to this Section 2.3 for purposes of effecting offers or sales of Registrable Shares pursuant hereto would require, under the Securities Act and the rules and regulations promulgated thereunder, premature disclosure in such registration statement (or the prospectus relating thereto) of material, nonpublic information concerning the Corporation, (ii) that such premature disclosure would be materially adverse to the Corporation, its business or prospects or any such proposed material transaction would make the successful consummation by the Corporation of any such material transaction significantly less likely, and (iii) that it is therefore essential to delay or suspend the use by the Holders of such registration statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registrable Shares pursuant thereto, then the right of the Holders to use such registration statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registrable Shares pursuant thereto shall be delayed and/or suspended for a period (the “Section 2.3 Suspension Period”) of not more than 90 days after delivery by the Corporation of the certificate referred to above in this Section 2.3(c). During the Section 2.3 Suspension Period, the Corporation shall not be obligated to file any registration statement pursuant to this Section 2.3 and/or the Holders shall not offer or sell any Registrable Shares pursuant to or in reliance upon such registration statement (or the prospectus relating thereto). The Corporation agrees that, as promptly as practicable after the consummation, abandonment or public disclosure of the event or transaction that caused the Corporation to delay or suspend the use of such registration statement (and the prospectus relating thereto), the Corporation will provide the Holders with revised prospectuses, if required, and will notify the Holders of their ability to effect offers or sales of Registrable Shares pursuant to or in reliance upon such registration statement. The Corporation shall not deliver a certificate causing a Section 2.3 Suspension Period more than twice in any twelve (12) month period; provided, however, that the Section 2.3 Suspension Period shall not exceed ninety (90) days in the aggregate in any twelve (12) month period

(d)                                 Notwithstanding the foregoing, the Corporation may include in each such registration requested pursuant to this Section 2.3 any issued and outstanding shares of Common Stock for sale by others; provided, however, that, the inclusion of such issued and outstanding shares of Common Stock by others in such registration does not adversely affect the ability of the Holders requesting such registration to sell the entire number of Registrable Shares requested by them.

(e)                                  Notwithstanding anything express or implied in any of the foregoing provisions of this Section 2.3 to the contrary, (i) the Corporation shall not have any obligation under this Section 2.3 with respect to any Holder or the Registrable Shares of any Holder in connection with any proposed registration under the Securities Act pursuant to this Section 2.3 if, at the time of such proposed registration pursuant to this Section 2.3, Rule 144 promulgated under the Securities Act (or another similar exemption under the Securities Act) is available for the sale of all of such Holder’s Registrable Shares without limitation during a three-month period without registration under the Securities Act and (ii) any Holder that is subject to the provisions of the foregoing clause (i) in connection with any proposed registration pursuant to this Section 2.3 cannot be a Requesting Holder or included in the group of Holders that are Requesting Holders with respect to such proposed registration and the Registrable Shares of any such Holder shall not be deemed or treated as Registrable Shares for purposes of determining those Holders that are Requesting Holders with respect to such proposed registration.

2.4.                            Preparation and Filing. If and whenever the Corporation is under an obligation pursuant to the provision of this Section 2 to use commercially reasonable efforts to effect the registration of any Registrable Shares, the Corporation shall, as expeditiously as practicable:

(a)                                 prepare and file with the Commission a registration statement with respect to such securities and use commercially reasonable efforts to cause such registration statement to become and remain effective in accordance with Section 2.4(b) hereof;

(b)                                 prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of (i) the sale of all Registrable Shares covered thereby and (ii) nine months, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Shares covered by such registration statement;

(c)                                  furnish to each Holder whose Registrable Shares are being registered pursuant to this Section 2 such number of copies of any summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

(d)                                 use commercially reasonable efforts to register or qualify the Registrable Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as each Holder whose Registrable Shares are being registered pursuant to this Section 2 shall reasonably request and do any and all other acts or things which may be necessary or advisable to enable such Holder to consummate the public sale or other disposition in such jurisdictions of such Registrable Shares; provided, however, that the Corporation shall not be required to consent to general service of process for all purposes in any jurisdiction where it is not then subject to process, qualify to do business as a foreign corporation where it would not be otherwise required to qualify or submit to liability for state or local taxes where it is not otherwise liable for such taxes;

(e)                                  at any time when a prospectus covered by such registration statement and relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 2.4(b) hereof, notify each Holder whose Registrable Shares are being registered pursuant to this Section 2 of the happening of any event as a result of which the prospectus included in such registration, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such Holder, prepare, file and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(f)                                   if the Corporation has delivered preliminary or final prospectuses to the Holders that are being registered pursuant to this Section 2 and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Corporation shall promptly notify such Holders and, if requested, such Holders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Corporation. The Corporation shall promptly provide such Holders with revised prospectuses and, following receipt of the revised prospectuses, such Holders shall be free to resume making offers of the Registrable Shares; and

(g)                                  furnish, at the request of any Holder whose Registrable Shares are being registered pursuant to this Section 2, on the date that such Registrable Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, or, on the date that the registration statement with respect to such securities becomes effective, if such securities are not being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Corporation for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder or Holders making such request, and (ii) a letter dated such date, from the independent certified public accountants of the Corporation, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder or Holders making such request.

2.5.                            Expenses. The Corporation shall pay all expenses incurred by the Corporation in complying with this Section 2, including, without limitation, all registration and filing fees (including all expenses incident to filing with FINRA), fees and expenses of complying with the securities and blue sky laws of all such jurisdictions in which Registrable Shares are proposed to be offered and sold, printing expenses and fees and disbursements of counsel (including with respect to each registration effected pursuant to Sections 2.1, 2.2 or 2.3, the fees and disbursements of one special counsel for the Holders holding Registrable Shares that are being registered pursuant to this Section 2, up to a maximum of $25,000 per registration); provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Shares covered by registrations effected pursuant to Section 2.1, 2.2 or 2.3 hereof shall be borne by the seller or sellers thereof, in proportion to the number of Registrable Shares sold by each such seller or sellers.

2.6.                            Indemnification.

(a)                                 In the event of any registration of any Registrable Shares under the Securities Act pursuant to this Section 2 or registration or qualification of any Registrable Shares pursuant to Section 2.4(d) hereof, the Corporation shall indemnify and hold harmless the seller of such shares, each underwriter of such shares, if any, each broker or any other person acting on behalf of such seller and each other person, if any, who controls any of the foregoing persons, within the meaning of the Securities Act, the Exchange Act or any state securities or blue sky laws against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or any state securities or blue sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document incident to registration or qualification of any Registrable Shares pursuant to Section 2.4(d) hereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Corporation of the Securities Act, the Exchange Act or any state securities or blue sky laws applicable to the Corporation and relating to action or inaction required of the Corporation in connection with such registration or qualification under the Securities Act, the Exchange Act or such state securities or blue sky laws. The Corporation shall reimburse on demand such seller, underwriter, broker or other person acting on behalf of such seller and each such controlling person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary or final prospectus or amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares pursuant to Section 2.4(d) hereof, in reliance upon and in conformity with written information furnished to the Corporation by such seller, underwriter, broker, other person or controlling person specifically for use in the preparation thereof.

(b)                                 Before Registrable Shares held by any prospective seller shall be included in any registration pursuant to this Section 2, such prospective seller and any underwriter acting on its behalf shall have agreed to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a)) the Corporation, each director of the Corporation, each officer of the Corporation who signs such registration statement and any person who controls the Corporation within the meaning of the Securities Act, with respect to any untrue statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation through an instrument duly executed by such seller or such underwriter specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus or amendment or supplement; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each prospective seller, to an amount equal to the net proceeds actually received by such prospective seller from the sale of Registrable Shares effected pursuant to such registration.

(c)                                  Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 2.6(a) or (b) hereof, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 2.6, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and, after notice to such indemnified party from the indemnifying party of its election to assume the defense thereof, the indemnifying party shall be responsible for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, however, that, if any indemnified party shall have reasonably concluded that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 2.6, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for the fees and expenses of counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 2.6. The indemnifying party shall not make any settlement of any claims indemnified against hereunder without the written consent of the indemnified party or parties, which consent shall not be unreasonably withheld.

(d)           In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Shares exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 2.6, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such holder or any such controlling person in circumstances for which indemnification is provided under this Section 2.6; then, in each such case, the Corporation and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject as is appropriate to reflect the relative fault of the Corporation and such holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, it being understood that the parties acknowledge that the overriding equitable consideration to be given effect in connection with this provision is the ability of one party or the other to correct the statement or omission which resulted in such losses, claims, damages or liabilities, and that it would not be just and equitable if contribution pursuant hereto were to be determined by pro rata allocation or by any other method of allocation which does not take into consideration the foregoing equitable considerations. Notwithstanding the foregoing, (i) no such holder will be required to contribute any amount in excess of the proceeds to it of all Registrable Shares sold by it pursuant to such registration statement, and (ii) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

(e)           Notwithstanding any of the foregoing, if, in connection with an underwritten public offering of any Registrable Shares, the Corporation, the holders of such Registrable Shares and the underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification among the parties, then the indemnification provision of this Section 2.6 shall be deemed inoperative for purposes of such offering.

2.7.         “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the Corporation and the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Corporation of shares of its Common Stock or any other equity securities under the Securities

Act in connection with any underwritten public offering thereof and ending on the date specified by the Corporation and the managing underwriter (such period not to exceed ninety (90) days, or such other period as may be requested by the Corporation or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise.  The foregoing provisions of this Section 2.7 shall not apply to (i) any shares of Common Stock or other securities of the Corporation purchased by a Holder in an underwritten public offering where such Holder is a participating purchaser or investor in the applicable underwritten public offering, (ii) any shares of Common Stock or other securities of the Corporation purchased by a Holder at any time after the consummation of the Merger pursuant to a transaction other than the conversion, exercise or exchange of any security of the Corporation held by such Holder immediately after the consummation of the Merger, or (iii) the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions.  The underwriters in connection with such registration are intended third-party beneficiaries of this Section 2.7 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.  Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.7 or that are necessary to give further effect thereto.

2.8.         Restrictions on Transfer, Etc.

(a)           Any Registrable Shares that, at the relevant time, either (1) are “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act at such time or (2) at such time cannot be sold by the holder of such Registrable Shares pursuant to such Rule 144 without any volume limits, holding periods, manner of sale requirements or other limitations or restrictions imposed under such Rule 144 being applicable to any such sale  (any such Registrable Shares referred to in the foregoing clause (1) or clause (2) being hereinafter referred to as the “Restricted Shares”) shall not be sold, pledged, or otherwise transferred, and the Corporation shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act.  A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Restricted Shares held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)           Each certificate, instrument, or book entry representing (i) the Restricted Shares and (ii) any other securities issued in respect of the securities referenced in clause (i), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 2.8(c) below) be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The holders of Restricted Shares consent to the Corporation making a notation in its records and giving instructions to any transfer agent of the Restricted Shares in order to implement the restrictions on transfer set forth in this Section 2.8.

(c)           Each holder of Restricted Shares, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Agreement.  Before any proposed sale, pledge, or transfer of any Restricted Shares, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the holder thereof shall give notice to the Corporation of such holder’s intention to effect such sale, pledge, or transfer.  Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Corporation, shall be accompanied at such holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Corporation, addressed to the Corporation, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed  sale, pledge, or transfer of such Restricted Shares without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Corporation to the effect that the proposed sale, pledge, or transfer of the Restricted Shares may be effected without registration under the Securities Act, whereupon the holder of such Restricted Shares shall be entitled to sell, pledge, or transfer such Restricted Shares in accordance with the terms of the notice given by the holder to the Corporation.  The Corporation will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with Rule 144 promulgated under the Securities Act; or (y) in any transaction in which such holder distributes Restricted Shares to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Section 2.8.  Each certificate, instrument, or book entry representing Restricted Shares transferred as above provided shall be notated with, except if such transfer is made pursuant to Rule 144 promulgated under the Securities Act, the appropriate restrictive legend set forth in Section 2.8(b) above, except that such certificate, instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such holder and the Corporation, such legend is not required in order to establish compliance with any provisions of the Securities Act.

(d)           Any Registrable Shares that are or become Restricted Shares at any time shall thereafter cease to be Restricted Shares, and shall not be treated as Restricted Shares for any purposes of this Agreement (including, without limitation, the foregoing provisions of this Section 2.8), at such time as such Registrable Shares no longer meet either of the two criteria set forth in clause (1) or clause (2) of Section 2.8(a) above.  Without limiting the generality of the foregoing, it is hereby understood and agreed that the criteria set forth in clause (1) of Section 2.8(a) shall not be applicable to any Registrable Shares following the sale of such Registrable Shares pursuant to, and in accordance with, (i) Rule 144 promulgated under the Securities Act or (ii) an effective registration statement under the Securities Act covering the sale of such Registrable Shares.

2.9.         Assignment of Registration Rights. Subject to the provisions set forth below in this Section 2.9, the rights of a Holder under this Agreement may be assigned (but only with all related obligations) to a transferee or assignee of the Registrable Shares held by such Holder who, after such assignment or transfer, (a) holds at least 500,000 Registrable Shares (subject to proportionate adjustment in the event of any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting Registrable Shares and occurring after the date hereof), or (b) holds, together with the affiliates of such transferee or assignee, all of the Registrable Shares held by the transferring Holder immediately prior to such transfer, or (c) who is an affiliate, partner or member of such Holder including, without limitation, with respect to HCV, any member of the HCV Group, as applicable; provided, that, such transferee or assignee shall have complied with all applicable provisions of Section 5 hereof, including, without limitation, the provisions of Section 5 that require such transferee or assignee, if not already a party to this Agreement, to agree to be bound by the obligations imposed under this Agreement to the same extent as if such transferee were a Holder hereunder.  Notwithstanding anything express or implied in the foregoing provisions of this Section 2.9 or elsewhere in this Agreement to the contrary, a Holder may not assign or transfer any such Holder’s rights under this Agreement (including, without limitation, any registration rights under Section 2.1, Section 2.2 or Section 2.3 hereof) to any transferee or assignee of such Holder’s Registrable Shares pursuant to clause (a) set forth above in this Section 2.9 if, immediately after the transfer of such Registrable Shares to such transferee or assignee, such Registrable Shares in the hands of such transferee or assignee are not Restricted Shares. For the purposes of determining the number of shares of Registrable Shares held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Shares by gift, will or intestate succession) shall be aggregated together and with the partnership.

SECTION 3.         Securities Act Registration Statements. The Corporation covenants that each Holder shall have the right, at any time when it may be deemed to be a controlling person of the Corporation, within the meaning of the Securities Act, to participate in the preparation of such registration statement and to request the insertion therein of material furnished to the Corporation in writing which in such Holder’s judgment should be included. In connection with any registration statement referred to in this Section 3, the Corporation shall indemnify, to the extent permitted by law, each Holder, its officers, partners and directors and each person, if any, who controls any such holder within the meaning of the Securities Act in the same manner and to the same extent as the Corporation is required to indemnify a seller of Registrable Shares in Section 2.6 hereof. If, in connection with any such registration statement, any holder of Registrable Shares shall furnish written information to the Corporation expressly for use in the registration statement, then such Holder shall indemnify the Corporation, each director of the Corporation, each officer of the Corporation who signs such registration statement and each person, if any, who controls the Corporation within the meaning of the Securities Act to the same extent as a seller of Registrable Shares is required to indemnify such persons in Section 2.6 hereof.

SECTION 4.         Remedies. In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may proceed to protect and enforce its or their rights, either by suit in equity and/or action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement.  The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law.  No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

SECTION 5.         Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Corporation and each of the Holders and the respective successors and permitted assigns of the Corporation and each of the Holders (including any member of a Holder’s Group).  This Agreement and the rights and duties of the Holders set forth herein may be assigned subject to, and in accordance with, the provisions of Section 2.9 hereof.  Any transferee to whom rights under this Agreement are assigned or transferred in accordance with the provisions of Section 2.9, and who is not already a party hereto, shall, as a condition to such transfer, deliver to the Corporation a written instrument by which such transferee identifies itself, gives the Corporation notice of the transfer of such rights, identifies the securities of the Corporation owned or acquired by it and agrees to be bound by the obligations imposed hereunder to the same extent as if such transferee were a Holder hereunder.  A transferee to whom rights under this Agreement are transferred pursuant to Section 2.9 hereof and this Section 5 will be thereafter deemed to be a Holder for the purpose of the execution of such transferred rights and may not again transfer such rights to any other person or entity, other than as provided in Section 2.9 hereof and this Section 5.  Neither this Agreement nor any of the rights or duties of the Corporation set forth herein shall be assigned by the Corporation, in whole or in part, without having first received the written consent of the Holders holding a majority of the outstanding Registrable Shares.

SECTION 6.         Duration of Agreement. The rights and obligations of the Corporation and each Holder set forth herein shall survive indefinitely, unless and until, by their respective terms, they are no longer applicable.

SECTION 7.         Entire Agreement. This Agreement, together with the other writings referred to herein or delivered pursuant hereto which form a part hereof, contains the entire agreement among the parties with respect to the subject matter hereof and amends, restates and supersedes all prior and contemporaneous arrangements or understandings with respect thereto; including the Shareholders’ Agreement.

SECTION 8.         Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or facsimile with a confirmation copy by regular mail, addressed or faxed, as the case may be, to such party at the address or facsimile number, as the case may be, set forth below or such other address or facsimile number, as the case may be, as may hereafter be designated in writing by the addressee to the addressor listing all parties:

If to the Corporation, to:

Leap Therapeutics Inc.

c/o HealthCare Ventures LLC

47 Thorndike Street, Suite B1-1

Cambridge, MA 02141

Attention:      Chief Executive Officer

Fax: 617-252-4342

With a copy to:

Morgan, Lewis & Bockius LLP

One Federal Street

Boston, MA 02110

Attention:      Julio E. Vega, Esquire

William S. Perkins, Esquire

Telecopier: (617) 951-8736

If to the Holders, as set forth on Schedule 1.

All such notices, requests, consents and communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of mailing, on the third business day following the date of such mailing, (c) in the case of overnight mail, on the first business day following the date of such mailing, and (d) in the case of facsimile transmission, when confirmed by facsimile machine report.

SECTION 9.         Changes. The terms and provisions of this Agreement may be modified, amended or terminated, and any of the provisions hereof may be waived, temporarily or permanently, pursuant to a writing executed by a duly authorized representative of the Corporation and the Holders holding a majority of the outstanding Registrable Shares; provided that this Agreement may not be modified or amended, and no provision hereof may be waived, in any way that would adversely affect the rights of either the Original Holders or Additional Holders hereunder, as applicable, in a manner disproportionate to any adverse effect such modification, amendment or waiver would have on the rights of the Holders as a whole, without also the prior written consent of either the Original Holders or Additional Holders, as applicable, that are so disproportionately adversely affected.

SECTION 10.       Additional Holders. Notwithstanding anything to the contrary contained herein, the Corporation may add any holder of Common Stock as a party to this Agreement by executing and delivering a counterpart signature page to this Agreement with such holder in the form attached hereto as Exhibit A and thereafter shall be deemed an “Additional Holder” and a “Holder” for all purposes hereunder.

SECTION 11.       Termination of Shareholders’ Agreement. The Corporation, HCV and Lilly hereby terminate the Shareholders’ Agreement pursuant to Section 12 thereof, and none of the Corporation, HCV or Lilly shall have any rights or obligations thereunder from and after the date hereof.

SECTION 12.       Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

SECTION 13.       Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

SECTION 14.       Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

SECTION 15.       Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 16.       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding choice of law rules thereof.

SECTION 17.       Effectiveness. Notwithstanding any other provision of this Agreement, this Agreement shall be effective as of the date first above written.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date first above written.

LEAP THERAPEUTICS, INC.

By:	/s/ Douglas E. Onsi
Name:	Douglas E. Onsi
Title:	Chief Financial Officer, Treasurer and Secretary

[signatures continue on following page]

[Signature Page to Registration Rights Agreement of Leap Therapeutics Inc.]

HOLDERS:

HEALTHCARE VENTURES VIII, L.P.

By:	HealthCare Partners VIII, L.P. its general partner

	By:	HealthCare Partners VIII, LLC its general partner

		By:	/s/ Augustine Lawlor
		Name:	Augustine Lawlor
		Title:	Managing Director

HEALTHCARE VENTURES IX, L.P.

By:	HealthCare Partners IX, L.P. its general partner

	By:	HealthCare Partners IX, LLC its general partner

		By:	/s/ Augustine Lawlor
		Name:	Augustine Lawlor
		Title:	Managing Director

HEALTHCARE VENTURES STRATEGIC FUND, L.P.

By:	HealthCare Strategic Partners, LLC its general partner

	By:	/s/ Augustine Lawlor
	Name:	Augustine Lawlor
	Title:	Managing Director

ELI LILLY AND COMPANY

By:	/s/ Darren J. Carroll
Name:	Darren J. Carroll
Title:	Sr. Vice President
Corporate Business Development

[Signature Page to Registration Rights Agreement of Leap Therapeutics, Inc.]

Counterpart Signature Page

January 23, 2017

Reference is hereby made to that certain Registration Rights Agreement, dated as of January 23, 2017, by and among Leap Therapeutics, Inc., a Delaware corporation (the “Corporation”), and the Holder parties thereto, as may be amended and/or restated from time to time (the “Agreement”).  Except as set forth herein, capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Agreement.

Effective as of the date first above written, the undersigned shall hereby become a party to the Agreement, as if an original signatory thereto, as a “Holder” thereunder pursuant to the terms and conditions of Section 10 thereof.

HOLDER:

If an entity:

Entity Name:

By:
Name:
Title:

If an individual:

		By:	/s/ Viatcheslav Mirilashvili
		Name:	Viatcheslav Mirilashvili

Agreed and accepted:

LEAP THERAPEUTICS, INC.

By:	/s/ Douglas E. Onsi
Name:	Douglas E. Onsi
Title:	Chief Financial Officer

Counterpart Signature Page

January 23, 2017

Reference is hereby made to that certain Registration Rights Agreement, dated as of January 23, 2017, by and among Leap Therapeutics, Inc., a Delaware corporation (the “Corporation”), and the Holder parties thereto, as may be amended and/or restated from time to time (the “Agreement”).  Except as set forth herein, capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Agreement.

Effective as of the date first above written, the undersigned shall hereby become a party to the Agreement, as if an original signatory thereto, as a “Holder” thereunder pursuant to the terms and conditions of Section 10 thereof.

HOLDER:

If an entity:

		Entity Name:	Vaizra Ventures

		By:	/s/ Viatcheslav Mirilashvili
		Name:	Viatcheslav Mirilashvili
		Title:	Authorized Signatory

If an individual:

By:
Name:

Agreed and accepted:

LEAP THERAPEUTICS, INC.

By:	/s/ Douglas E. Onsi
Name:	Douglas E. Onsi
Title:	Chief Financial Officer

SCHEDULE 1

Original Holders

Eli Lilly and Company

HealthCare Ventures Strategic Fund, L.P.

HealthCare Ventures VIII, L.P.

HealthCare Ventures IX, L.P.

EXHIBIT A

Counterpart Signature Page

                                  , 20

Reference is hereby made to that certain Registration Rights Agreement, dated as of              , 201  , by and among Leap Therapeutics, Inc., a Delaware corporation (the “Corporation”), and the Holder parties thereto, as may be amended and/or restated from time to time (the “Agreement”).  Except as set forth herein, capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Agreement.

Effective as of the date first above written, the undersigned shall hereby become a party to the Agreement, as if an original signatory thereto, as a “Holder” thereunder pursuant to the terms and conditions of Section 10 thereof.

HOLDER:

If an entity:

Entity Name:

By:
Name:
Title:

If an individual:

By:
Name:

Agreed and accepted:

LEAP THERAPEUTICS, INC.

By:
Name:
Title: